Exhibit 7.10

Dated 29 November 2017

Supplemental Deed

With respect to the Equitable Mortgage Over Shares in
iKang Healthcare Group, Inc.
dated 25 August 2017

SHANGHAIMED, INC.

and

GOPHER GLOBAL CREDIT FUND II

This Supplemental Deed is made on 29th day of November 2017.

Between:

(1)                                 SHANGHAIMED, INC., a company incorporated and existing under the laws of the British Virgin Islands (registration number: 572820) with its registered office at Moore Stephens International Services (BVI) Limited, Palm Grove House, P.O. Box 3186, Wickhams Cay I, Road Town, Tortola, British Virgin Islands (the “Mortgagor”); and

(2)                                 GOPHER GLOBAL CREDIT FUND II (the “Mortgagee”).

Whereas:

(A)                               This Supplemental Deed is supplemental to the Equitable Mortgage Over Shares in iKang Healthcare Group, Inc. dated 25 August 2017 entered into between the Mortgagor and the Mortgagee (the “Equitable Share Mortgage”).

(B)                               The Mortgagor has agreed and hereby confirms that the Additional Shares (as defined below) be charged to the Mortgagee pursuant to the terms of the Equitable Share Mortgage.

(C)                               The parties to this Supplemental Deed have agreed to supplement and amend and restate the terms set out below.

(D)                               Terms not otherwise defined herein shall bear the meaning ascribed to them in the Equitable Share Mortgage.

It is agreed as follows:

1                                         DEFINITIONS AND INTERPRETATION

1.1                               In this Supplemental Deed the following words and expressions shall have the following meanings:

“Additional Shares”	means the securities listed in Schedule 1 which are all registered in the name of the Mortgagor;

1.2                               The provisions of clause 1.2 of the Equitable Share Mortgage apply to this Supplemental Deed as if the same had been set out in full herein with references to “this Deed” being construed as reference to this Supplemental Deed.

2

2                                         RELEASE AND UNDERTAKING

2.1                               Notwithstanding the provisions of clause 3.5 of the Equitable Share Mortgage, the parties hereby agree that the Additional Shares shall only be released from the security interests created pursuant to the Equitable Share Mortgage in accordance with the provision of 3.4 of the Equitable Share Mortgage.

2.2                              The Mortgagor covenants that, for so long as any Secured Obligations remain outstanding: it shall deliver to the Mortgagee (on the date hereof) in form and substance acceptable to the Mortgagee:

(a)                                 the original share certificate(s) (if any) in respect of the Additional Shares (or confirmation from the Company that it does not issue any such certificates);

(b)                                 blank, signed and undated transfer in respect of the Additional Shares in the form set out in Schedule 2;

(c)                                  the register of members of the Company updated with an annotation in respect of the Additional Shares noting the existence of the security interests created in favour of the Mortgagee by the Equitable Share Mortgage  in the register of members of the Company;

(d)                                 a notice of equitable mortgage and/or charge addressed by the Mortgagor to the Company in the form set out in Schedule 3;

(e)                                  an signed (undated) notice from the Mortgagor and the Mortgagee to the Company in the form set out in Schedule 4; and

(f)                                   an executed letter of undertaking and confirmation from the Company in the form set out in Schedule 5.

3                                         INCORPORATION

(a)                                 This Supplemental Deed is a Security Document.

(b)                                 Subject to the terms hereof, the Equitable Share Mortgage will remain in full force and effect and the Equitable Share Mortgage and the applicable provisions of this Supplemental Deed will be read and construed as one document.

(c)                                  The Security as defined in the Facility Agreement created by the Equitable Share Mortgage shall continue in full force and effect without interruption in respect of the Secured Obligations as defined in the Equitable Share Mortgage.

4                                         LAW AND JURISDICTION

This Supplemental Deed is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

5                                         COUNTERPARTS

This Supplemental Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

3

This Supplemental Deed has been executed by the Mortgagor as a deed and signed by the Mortgagee and it shall take effect on the date stated at the beginning of this document.

The Mortgagor
Executed and Delivered as a	)	/s/ Lee Ligang Zhang
Deed by SHANGHAIMED, INC.	)	Director
acting by:	)
)

The Mortgagee

Signed by	)	/s/ Liu Yan
for and on behalf of	)	Director
GOPHER GLOBAL CREDIT FUND II	)
)

4

Schedule 1

Amount or number of Additional Shares	Description of Shares

324,288	Class A Common shares of US$0.01 par value in iKang Healthcare Group, Inc. a Cayman Islands exempted company.

Schedule 2

Share Transfer

The Undersigned, SHANGHAIMED, INC., (the “Transferor”), for value received does hereby transfer to GOPHER GLOBAL CREDIT FUND II of Room 01-04, 15/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong (the “Transferee”), the                           shares standing in its name in the undertaking called iKang Healthcare Group, Inc., to hold the same unto the Transferee.

Signed by the Transferor
acting by:

SHANGHAIMED, INC.

Dated this day of 201

Signed by the Transferee
acting by:

GOPHER GLOBAL CREDIT FUND II

Dated this day of 201

Schedule 3

Notice of Equitable Mortgage

[On Shareholder’s Notepaper]

To:          iKang Healthcare Group, Inc.

                                           2017

Dear Sirs

Mortgage over Shares

We hereby notify you that pursuant to a mortgage over shares dated 25 August 2017 between SHANGHAIMED, INC., as mortgagor (the “Mortgagor”) and GOPHER GLOBAL CREDIT FUND II (the “Mortgagee”) (as supplemented by  a supplemental deed dated                                  2017 between the Mortgagor and the Mortgagee, the “Mortgage over Shares”), the Mortgagor has granted a security interest over an additional 324,288 Class A common shares of US$0.01 par value standing in its name in iKang Healthcare Group, Inc., and at any time after GOPHER GLOBAL CREDIT FUND II  notifies you that an Event of Default (as defined in the Mortgage over Shares) has occurred you may take such steps to register GOPHER GLOBAL CREDIT FUND II or its nominee or nominees as the registered holder of the shares pursuant to the Mortgage over Shares.  For the avoidance of doubt, the total amount of Class A common shares subject to the Mortgage over Shares is 1,368,547 together with additional certificated shares of iKang Healthcare Group, Inc. pledged to GOPHER GLOBAL CREDIT FUND II in accordance with the terms of the Facility Agreement (as defined in the Mortgage over Shares) from time to time.

Yours faithfully

For and on behalf of

SHANGHAIMED, INC.

Schedule 4

Form of Notice from the Mortgagor and the Mortgagee to the iKang Healthcare Group, Inc.

To:          iKang Healthcare Group, Inc.

                                          20

Dear Sirs

Mortgage over Shares

We hereby notify you that pursuant to a mortgage over shares dated 25 August 2017 between SHANGHAIMED, INC., as mortgagor (the “Mortgagor”) and GOPHER GLOBAL CREDIT FUND II (the “Mortgagee”)(as supplemented by  a supplemental deed dated                                    2017 between the Mortgagor and the Mortgagee, the “Mortgage over Shares”), the Mortgagor has granted a security interest over an additional of 324,288 Class A common shares of US$0.01 par value standing in its name in iKang Healthcare Group, Inc. For the avoidance of doubt, the total amount of Class A common shares subject to the Mortgage over Shares is 1,368,547 together with additional certificated shares of iKang Healthcare Group, Inc. pledged to GOPHER GLOBAL CREDIT FUND II in accordance with the terms of the Facility Agreement (as defined in the Mortgage over Shares) from time to time.

Pursuant to clause 8 of the Mortgage over Shares, an Event of Default (as defined in the Mortgage over Shares) has occurred and you may take such steps to register GOPHER GLOBAL CREDIT FUND II or its nominee or nominees as the registered holder of the shares pursuant to the Mortgage over Shares.

Yours faithfully

For and on behalf of

SHANGHAIMED, INC.

Yours faithfully

For and on behalf of

GOPHER GLOBAL CREDIT FUND II

Schedule 5

Letter of Undertaking and Confirmation from Company

iKang Healthcare Group, Inc.

                                      2017

GOPHER GLOBAL CREDIT FUND II

Dear Sirs

iKang Healthcare Group, Inc. (the “Company”)

We refer to the mortgage over shares dated 25 August 2017 between SHANGHAIMED, INC., as mortgagor (the “Mortgagor”) and GOPHER GLOBAL CREDIT FUND II (the “Mortgagee”) (as supplemented by a supplemental deed dated                                           2017 between the Mortgagor and the Mortgagee, the “Mortgage over Shares”) in respect of shares of iKang Healthcare Group, Inc., whereby, inter alia, the Mortgagor granted a security interest over the Mortgaged Shares in favour of the Mortgagee.

Capitalised words and expressions used in this letter which are not expressly defined herein have the meanings ascribed to them in the Mortgage over Shares and following words shall have the following meanings:

“Discharge Date” means the date on which the Company provides the registered office with a copy of the written confirmation of release of the security interests over the Shares and provided by the Mortgagee.

1                                         The Company hereby undertakes at any time following the occurrence of an Event of Default and until the Discharge Date, written notification of each having been received by the Company from the Mortgagor and the Mortgagee, in accordance with the articles of association of the Company, to register in the Company’s register of members any and all transfers of the Mortgaged Shares to the Mortgagee (or its nominee), as submitted to the Company by the Mortgagee.

2                                         The Company hereby undertakes to maintain the Company’s register of members at its registered office in the Cayman Islands and shall not maintain any duplicate or other register of members in any location outside of the Cayman Islands.

3                                         The Company hereby confirms that it has instructed its registered office service provider/administrator to make an annotation of the existence of the Mortgage over Shares and the security interests created thereby on the Company’s register of members.

4                                         This Deed is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

In witness whereof this instrument has been duly executed this          2017 as a deed.

EXECUTED and	)
DELIVERED as a DEED by	)
iKang Healthcare Group, Inc.	)

Director

EXECUTED and	)
DELIVERED as a DEED by	)
GOPHER GLOBAL CREDIT FUND II	)
)

Director